Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is executed on March 28, 2005, effective as of January 1, 2005 (the “Amendment Effective Date”), by and among NATCO GROUP INC., a Delaware corporation (the “U.S. Borrower”); NATCO CANADA, LTD., a corporation formed under the laws of the Province of Ontario (the “Canadian Borrower”); AXSIA GROUP LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom (the “U.K. Borrower”); each of the lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a “Lender” and, collectively, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting as agent for the U.S. Lenders (in such capacity, together with its successors in such capacity, the “U.S. Agent”); HSBC BANK CANADA, acting as agent for the Canadian Lenders (in such capacity, together with its successors in such capacity, the “Canadian Agent”), and HSBC BANK PLC, acting as agent for the U.K. Lenders (in such capacity, together with its successors in such capacity, the “U.K. Agent”). The U.S. Borrower, the Canadian Borrower and the U.K. Borrower are herein collectively called the “Borrowers” and the U.S. Agent, the Canadian Agent and the U.K. Agent are herein collectively called the “Agents”.

RECITALS

A. The Borrowers, the Lenders and the Agents executed and delivered that certain Loan Agreement dated as of March 15, 2004, as amended by instrument dated as of March 15, 2004 (as amended, the “Loan Agreement”). Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

B. The Borrowers, the Lenders and the Agents desire to amend the Loan Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agents do hereby agree as follows:

SECTION 1. Amendments to Loan Agreement. On and after the Amendment Effective Date, the Loan Agreement is amended as follows:

(a) The definition of “Borrowed Money Indebtedness” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

Borrowed Money Indebtedness means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments evidencing borrowed money, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person’s business), (v) all lease obligations of such Person which have been capitalized on the balance sheet of such Person in accordance with GAAP, (vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, equal to the lesser of the amount of such obligation or the fair market value of such Property, (vii) Interest Rate Risk Indebtedness of such Person, (viii) all obligations of such Person in respect of outstanding surety bonds or letters of credit issued for the account of such Person (or for which such Person is primarily liable) or bankers’ acceptances drawn by such Person, (ix) all guarantees of such Person and (x) all outstanding overdrafts permitted by any Lender or any financial institution.

(b) Section 7.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

7.2 Financial Statements and Information. Furnish to Agents and each Lender each of the following: (a) as soon as available and in any event within 90 days (or such shorter time period as may be required for publicly traded entities by the Securities and Exchange Commission or any successor agency) after the end of each fiscal year (subject to extension by an additional fifteen (15) days so long as such extension does not cause U.S. Borrower to be in violation of any applicable Legal Requirements), Annual Financial Statements of U.S. Borrower; (b) as soon as available and in any event within 45 days (or such shorter time period as may be required for publicly traded entities by the Securities and Exchange Commission or any successor agency) after the end of each of the first three fiscal quarters of each fiscal year (subject to extension by an additional five (5) days so long as such extension does not cause U.S. Borrower to be in violation of any applicable Legal Requirements), Quarterly Financial Statements of U.S. Borrower; (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Agents to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by a duly authorized officer of U.S. Borrower as true and correct in all material respects to the best knowledge of such officer and, commencing with the Annual Financial Statement prepared as of December 31, 2004, a compliance certificate (“Compliance Certificate”) substantially in the form of Exhibit F hereto, duly executed by such authorized officer; (d) by March 31 of each fiscal year, U.S. Borrower’s annual business plan for the then current fiscal year (including their proforma balance sheets and income and cash flow projections for such fiscal year); (e) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by U.S. Borrower to shareholders generally and each regular or periodic report and each registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by U.S. Borrower with, or received by U.S. Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; (f) (1) as of the Effective Date and (2) within 30 days after the end of each calendar month, a Borrowing Base Certificate as at the Effective Date or the last day of such calendar month, together with such supporting information as U.S. Agent may reasonably request; (g) within 30 days after (i) the end of each calendar quarter or (ii) receipt of a request therefor (which may be given from time to time) from U.S. Agent, (1) a listing and aging of the Accounts of (x) U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries or Excluded Subsidiaries), (y) the Subsidiaries of Canadian Borrower and (z) the Subsidiaries of U.K. Borrower which are Foreign Subsidiaries (other than Excluded Subsidiaries) as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as U.S. Agent may reasonably request (including information supporting the progress payments included in the Eligible Accounts) and (2) a summary of the Inventory of (x) U.S. Borrower and its Subsidiaries (other than Foreign Subsidiaries or Excluded Subsidiaries) and (y) the Subsidiaries of Canadian Borrower as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as U.S. Agent may reasonably request; (h) from time to time, at any time upon the request of U.S. Agent, but at the cost of the applicable Borrower, a report of an independent collateral field examiner approved by U.S. Agent in writing and reasonably acceptable to the applicable Borrower (which may be, or be affiliated with, any Agent or one of the Lenders) with respect to the Accounts and Inventory components included in the U.S. Borrowing Base, the Canadian Borrowing Base and the U.K. Borrowing Base (provided, however, that so long as no Event of Default has occurred and is continuing, U.S. Agent shall not require such a report more than once per calendar year and during the continuance of an Event of Default, U.S. Agent shall not require such a report more than once per calendar quarter), and (i) such other information relating to the condition (financial or otherwise), operations, prospects or business of any Obligor as from time to time may be reasonably requested by any Agent or any Lender. Each delivery of a financial statement pursuant to this Section 7.2 shall constitute a restatement of the representations contained in the last two sentences of Section 6.2.

(c) Section 7.3(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

(b) Funded Debt to EBITDA Ratio - a Funded Debt to EBITDA Ratio of not greater than (1) 3.25 to 1.00 at all times during the period commencing on January 1, 2005 through and including March 31, 2005, (2) 3.00 to 1.00 at all times during the period commencing on April 1, 2005 through and including June 30, 2005, and (3) 2.75 to 1.00 at all times thereafter.

(d) Section 7.3(c) of the Loan Agreement is hereby amended to read in its entirety as follows:

(c) Fixed Charge Coverage Ratio - a Fixed Charge Coverage Ratio of not less than (1) 1.10 to 1.00 at all times during the period commencing on January 1, 2005 through and including June 30, 2005 and (2) 1.25 at all times thereafter.

SECTION 2. Special Provisions Regarding 2004 Annual Financial Statements. The Lenders agree that the Annual Financial Statements of U.S. Borrower for the fiscal year 2004 may be delivered to the U.S. Agent on or before April 15, 2005, notwithstanding any earlier required delivery set forth in the Loan Agreement. If such Annual Financial Statements are not delivered to the U.S. Agent on or before April 15, 2005, (i) it shall constitute an Event of Default under the Loan Agreement and (ii) the terms and provisions of this Amendment shall be null and void and of no further force and effect and the terms and provisions of the Loan Agreement in effect prior to the effectiveness of this Amendment shall be reinstated.

SECTION 3. Ratification. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrowers hereby reaffirm all covenants, representations and warranties in the Loan Agreement.

SECTION 4. Amendment Fee. As a condition precedent to the effectiveness of this Amendment, the Borrower shall pay to the Agent (for payment to the applicable Lenders) a fee equal to 0.15% times the sum of (w) the unpaid principal balance of the Term Loans held by each such Lender plus (x) the Canadian Commitment of each Lender which shall have joined in the execution of this Amendment plus (y) the U.K. Commitment of each such Lender plus (z) the U.S. Commitment of each such Lender.

SECTION 5. Expenses. The Borrowers shall pay to the Agents all reasonable fees and expenses of their respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

SECTION 6. Certifications. The Borrowers hereby certify that (a) no event which could reasonably be expected to have a Material Adverse Effect has occurred and is continuing and (b) no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

SECTION 7. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrowers, the Lenders and the Agents and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agents have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

NATCO GROUP INC., a Delaware corporation

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald, Senior Vice President and Chief Financial Officer

NATCO CANADA, LTD., a corporation formed under the laws of the Province of Ontario

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald, Vice President

AXSIA GROUP LIMITED,
a company incorporated in England and Wales under the Companies Act of the United Kingdom

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald,
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Agent, Issuer of U.S. Letters of Credit, and a U.S. Lender

By:	/s/ William S. Rogers
Name:	William S. Rogers
Title:	Vice President

COMERICA BANK

By:	/s/ Mona M. Foch
Name:	Mona M. Foch
Title:	Senior Vice President-Texas Division

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AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Carmen Jordan
Name:	Carmen Jordan
Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ David A. Batson
Name:	David A. Batson
Title:	Vice President

COMPASS BANK

By:	/s/ Eric E. Ensmann
Name:	Eric E. Ensmann
Title:	Senior Vice President

The undersigned hereby join in this Amendment to evidence their consent to execution by Borrowers of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code §26.02 set forth above.

NATIONAL TANK COMPANY, a Delaware corporation, and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald,
Senior Vice President and Treasurer

AXSIA HOLDINGS LIMITED (formerly known as Starfish Acquisition Limited), a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA SERCK BAKER LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA HOWMAR LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, and RICHARD MOZLEY LIMITED, company incorporated in England and Wales under the Companies Act of the United Kingdom

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald,
Authorized Signatory